File Number: 333-75044


      As filed with the Securities and Exchange Commission on July 22, 2002


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               WENTWORTH III, INC.
                 (Name of small business issuer in its charter)

       Delaware                       6770                     84-1588927
(State or jurisdiction         (Primary Standard           (I.R.S. Employer
   of incorporation                Industrial                Identification
   or organization)          Classification Code Number)         Number)

        650 So. Cherry Street, Suite 420, Denver, CO 80246 (303) 320-1870
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

        650 So. Cherry Street, Suite 420, Denver, CO 80246 (303) 320-1870
        -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                          Spencer I. Browne, Secretary
        650 So. Cherry Street, Suite 420, Denver, CO 80246 (303) 320-1870
        -----------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                              William H. Gump, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.   Information Required in Prospectus

Item                        Required Item                                       Location or Caption
 No.
1.      Front of Registration Statement and Outside Front     Front of Registration Statement and Outside Front
        Cover of Prospectus                                   Cover of Prospectus
2.      Inside Front and Outside Back Cover Pages of          Inside Front Cover Page of Prospectus and Outside
        Prospectus                                            Front Cover Page of Prospectus
3.      Summary Information and Risk Factors                  Prospectus Summary; Risk Factors
4.      Use of Proceeds                                       Use of Proceeds
5.      Determination of Offering Price                       Proposed Business - Determination of Offering Price;
                                                              Market for Our Common Stock
6.      Dilution                                              Dilution
7.      Selling Security Holders                              Not Applicable
8.      Plan of Distribution                                  Plan of Distribution
9.      Legal Proceedings                                     Proposed Business - Litigation; Legal Proceedings
10.     Directors, Executive Officers, Promoters and          Management
        Control Persons
11.     Security Ownership of Certain Beneficial Owners and   Principal Stockholders
        Management
12.     Description of Securities                             Description of Securities
13.     Interest in Named Experts and Counsel                 Legal Matters; Experts; Financial Statements
14.     Disclosure of Commission Position on                  Statement as to Indemnification
        Indemnification for Securities Act Liabilities
15.     Organization Within Last Five Years                   Management; Certain Transactions
16.     Description of Business                               Proposed Business
17.     Management's Discussion and Analysis or Plan of       Proposed Business - Plan of Operation
        Operation
18.     Description of Property                               Proposed Business - Facilities
19.     Certain Relationships and Related Transactions        Certain Transactions
20.     Market for Common Equity and Related Stockholder      Prospectus Summary; Market for Our Common Stock;
        Matters                                               Risk Factors
21.     Executive Compensation                                Management - Remuneration
22.     Financial Statements                                  Financial Statements
23.     Changes in and Disagreements with Accountants on      Not Applicable
        Accounting and Financial Disclosure

                   Subject to Completion, Dated July __, 2002


                                   PROSPECTUS

                             Initial Public Offering

                               WENTWORTH III, INC.
                            (A Delaware Corporation)
                          50,000 Shares of Common Stock
                                 $1.00 per Share

                  Wentworth III, Inc. offers for sale 50,000 shares of common stock at a purchase price of $1.00 per share. We are selling the shares on a "best-efforts, all or none basis" for a period of 90 days from the date of the prospectus. If all of the 50,000 shares are not sold with the 90 day period, all escrowed funds will be promptly returned, without interest. We will not use an underwriter or securities dealer. This is our initial public offering, and prior to the offering, no public market has existed in our securities. This offering will be conducted by our Secretary, Spencer I. Browne.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" commencing on page 9 for special risks concerning us and the offering.

                                         Underwriting
                                         Discounts and          Proceeds to
                Price to Public           Commissions           the Company

Per Share    $           1.00        $           0          $           1.00
TOTAL        $      50,000.00        $           0          $      50,000.00



               The date of this prospectus is July __, 2002.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY............................................................5
LIMITED STATE REGISTRATION....................................................7
SUMMARY FINANCIAL INFORMATION.................................................7
RISK FACTORS..................................................................9

         Conflicts of interest create the risk
         that management may have an incentive to act adversely to
         the interests of other investors.....................................9

         As we have no operating history or revenue and only minimal assets, there is a risk that we will
         be unable to continue as a going concern and consummate a
         business combination.................................................9

         Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period
         of time..............................................................9

         The nature of our operations are highly speculative and
         there is a consequent risk of loss of your investment...............10

         We are in a highly competitive market for a small number
         of business opportunities which could reduce the likelihood of consummating a successful business combination...................10

         We have no existing agreement for a business combination or other transaction, and you may lose some of your investment if we cannot complete such a transaction............................10

         Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate........................10

         Target companies that fail to comply with SEC reporting
         requirements may delay or preclude acquisition......................11

         We may be subject to further government regulation which
         would adversely affect our operations...............................11

         If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States........................................11

         There may be an absence of a trading market, which would
         eliminate or adversely impact your ability to sell your
         shares..............................................................11

         We may not be able to structure our acquisition to result
         in tax-free treatment for the companies or their shareholders, which could deter third parties from entering into certain business combinations with us or result in your being taxed on consideration received in a transaction.............................11

         The availability of our shares for sale could adversely
         affect our share price as there is a risk our promoters
         or affiliates could sell a sufficient volume of shares to
         lower the share price...............................................12

         The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive..................................................12

         Our initial stockholders will retain significant control
         after the offering, and you may be unable to meaningfully
         influence the course of action of Wentworth III.....................12

         We intend to enter into only one business combination and
         investors will take the risk of the quality of the new
         management and of possible uncertainties and fluctuations
         in the target company's industry....................................13

         We intend to qualify the common stock offering initially
         only in Colorado and New York State which creates a risk
         that you will be unable to sell your shares because of
         insufficient buyers.................................................13

         Reimbursement of any expenses paid by management and
         payment to finders of finders' fees may be a criterion
         in the selection process of an acquisition candidate, and
         as such there is a risk that these criteria may influence
         the selection of a business combination candidate to the
         detriment of our stockholders.......................................13

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
 OFFERING PROCEEDS AND SECURITIES............................................13
DILUTION.....................................................................16
USE OF PROCEEDS..............................................................17
CAPITALIZATION...............................................................20
FORWARD LOOKING STATEMENTS...................................................21
PROPOSED BUSINESS............................................................21
MANAGEMENT...................................................................30
STATEMENT AS TO INDEMNIFICATION..............................................35
MARKET FOR OUR COMMON STOCK..................................................35
SHARES ELIGIBLE FOR FUTURE SALE..............................................37
CERTAIN TRANSACTIONS.........................................................38
PRINCIPAL STOCKHOLDERS.......................................................38
DESCRIPTION OF SECURITIES....................................................39
PLAN OF DISTRIBUTION.........................................................40
WHERE YOU CAN FIND MORE INFORMATION..........................................43
LEGAL PROCEEDINGS............................................................43
LEGAL MATTERS................................................................43
EXPERTS......................................................................43
FINANCIAL STATEMENTS.........................................................F-1

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

Wentworth III, Inc.
-------------------

                  We were organized under the laws of the State of Delaware on March 7, 2001, to pursue a merger, acquisition or other business combination with an operating business.

                  Since we are a blank check company, we are making this offering in compliance with Rule 419 of Regulation C to the Securities Act of 1933, as amended. Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. None of the securities and only 10% of the funds may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering and approved the terms and conditions of the business combination. It is our intention to qualify the offering under the Colorado Securities Act and the New York General Business Law and file a notice concerning the escrow with the Colorado Securities Commissioner when the funds are to be removed from escrow. Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the offering, including the purchase of shares needed, to close the offering.

                  Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.

                  We maintain our office at 650 So. Cherry Street, Suite 420, Denver, Colorado 80246. Our telephone number is (303) 320-1870.

Principal Terms of the Offering
-------------------------------

o        Shares offered........................................50,000 shares

o        Common Stock outstanding prior to the offering.......150,000 shares

o        Common Stock to be outstanding after the offering....200,000 shares

o        Price per share...............................................$1.00

o        Use of Proceeds......................The proceeds of the offering will initially be deposited in a
                                              non-interest bearing escrow
                                              account. If all of the 50,000
                                              offered shares are sold within 90
                                              days, then the funds will be
                                              transferred to an interest bearing
                                              escrow account, except for $5,000
                                              disbursed to Wentworth III for
                                              expenses. If all of the 50,000
                                              shares are not sold in the 90-day
                                              period, the funds will be returned
                                              to the investors, without
                                              interest. If the funds are
                                              retained in the escrow account,
                                              Wentworth III has 18 months
                                              following the date of this
                                              prospectus to consummate a
                                              business combination with another
                                              entity. If it fails to consummate
                                              such a combination within the
                                              18-month period, then it will
                                              return the remaining funds to the
                                              investors, plus interest. Each
                                              investor will have an opportunity
                                              to respond to a reconfirmation
                                              offer given when such a
                                              combination is anticipated,
                                              included in a post-effective
                                              amendment to this registration
                                              statement, to reconfirm its
                                              interest in the offering and
                                              approve the potential business
                                              combination or have its funds
                                              returned, plus interest.

Offering Conducted in Compliance with Rule 419
----------------------------------------------

                  We are a blank check company which is a development stage company. Our sole business purpose is to merge with, or acquire or otherwise combine with a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419 as follows:

                    o The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition is completed, except for 10% of the funds which will be disbursed to us for expenses.

                    o Before the acquisition can be completed and before the remainder of the investors' funds can be released to us and certificates representing the securities sold in the offering can be released to the investors, we are required to update the registration statement with a post-effective amendment. Within five days after the effective date of the post-effective amendment, we are required to furnish investors with a prospectus.

                    o The prospectus, which is part of the post-effective amendment, will contain a reconfirmation of the offering and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition and audited financial statements of the acquisition candidate.

                    o Investors will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, plus interest, from escrow.

                         Investors not making a decision within 45 business days will automatically have their escrowed funds returned, plus interest.

                    o If we do not complete an acquisition meeting our specified criteria within 18 months of the date of this prospectus, all of the funds in the escrow account will be returned to investors, plus interest.

                    o Thus, if the offering period extends to its 90-day limit, we will have only 15 months in which to consummate a merger or acquisition.

                           LIMITED STATE REGISTRATION

                  We currently intend to register our securities for sale in only Colorado and to qualify the offering in New York, although we are considering registering the shares for offer and sale in other states.

                         SUMMARY FINANCIAL INFORMATION

                  The table below contains certain summary historical financial data. The historical financial data for the period ended December 31, 2001, has been derived from our audited financial statements which are contained in this prospectus. The historical financial data for the periods ended March 31, 2002 have been derived from our unaudited financial statements which are also contained in this prospectus. The summary information in this table should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

                  Upon the sale of all the shares in the offering, we will receive funds of $50,000, all of which must be deposited in an escrow account. Pursuant to Rule 419, we may withdraw $5,000 from escrow and use those funds as working capital and to seek a target company. Our management intends to request release of these funds from escrow.

                                           From
                                  March 7, 2001 (date of                                From March 7, 2001
                                       inception) to          Three months ended     (date of inception) to
                                     December 31, 2001          March 31, 2002           March 31, 2002
                                  ----------------------      ------------------     ----------------------
Statement of Income Data:
  Net Sales                                 $0                         $0                       $0
  Net Loss                                $1,322                     $1,357                   $2,679
  Net Loss Per Share                       $0.01                      $0.01                    $0.02
  Shares Outstanding                      150,000                    150,000                  150,000


                                        As of                March 31, 2002            March 31, 2002
                                  December 31, 2001              Actual                As Adjusted (1)
                                  -----------------          --------------            ---------------
Balance Sheet Data
  Working Capital (Deficiency)      $    (4,966)             $   (29,692)             $    14,821
  Total Assets                      $    18,164              $    40,433              $    45,000
  Long-Term Debt                    $        -0-             $         0              $         0
  Total Liabilities                 $    11,986              $    35,612              $    30,179
  Common Stock, $.01 par value
    per share                       $     1,500              $     1,500              $     2,000
  Additional Paid-In Capital        $     6,000              $     6,000              $    15,500
  Deficit accumulated               $    (1,322)             $    (2,679)             $    (2,679)
     during development stage
Total Stockholders' Equity          $     6,178              $     4,821              $    14,821

-------------------------


(1) Assumes receipt of proceeds of $50,000 and payment of a portion of the total costs of the offering in the amount of $10,920, of which $5,920 is to be paid from Wentworth III's treasury and $5,000 is to be paid from the proceeds of the offering. Total costs of the offering are estimated to be $40,000. The remaining $29,080 of costs of the offering will be advanced by management or deferred pending consummation of a business combination and is included in total liabilities. Also assumes remaining $45,000 of restricted cash from the offering is a current asset.

                                  RISK FACTORS

                  The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

                  Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own seventy-five percent (75%) of our outstanding common stock after the offering is completed and would therefore continue to retain control. In addition, present stockholders may purchase up to 50% of the shares in the offering. Kevin R. Keating, President, owns a total of 90,000 shares comprising approximately 60% of the outstanding shares before the offering and 40% after the offering, assuming he purchases no shares in the offering. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, both Mr. Keating and Spencer I Browne, who is our secretary and a director, are currently involved with other blank check offerings and conflicts in the pursuit of business combinations with such other blank check companies with which Mr. Keating, Mr. Browne and other members of our management are, and may be the future, affiliated with may arise. If we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same opportunity, then those officers and directors that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction.

                  As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

                  Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period of time. No transfer or other disposition of the escrowed securities sold in this offering is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act of 1974, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in a Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required while the securities are in the Rule 419 escrow. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternative investments. Depending upon how soon a business combination could be consummated, you will have no right to the return of or the use of your funds or the securities purchased for a period of up to 18 months from the date of this prospectus. You will be offered the return of your funds only under the circumstances set forth in Rule 419.

                  The nature of our operations are highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

                  We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

                  We have no existing agreement for a business combination or other transaction, and you may lose some of your investment if we cannot complete such a transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. If we are unable to make such an investment, it is unlikely that you will make a substantial return on your investment in Wentworth III, and your funds could be returned to you with some loss of capital due to expenses.

                  Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate. While seeking a business combination, management anticipates devoting no more than five to ten hours per week and no more than 20 hours to the Company's affairs in total. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

                  Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

                  We may be subject to further government regulation which would adversely affect our operations. Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission (the "SEC" or "Commission") as to our status under the Investment Company Act and, consequently, violation of the Act could subject us to material adverse consequences.

                  If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

                  There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares. There currently is no trading market for our stock; you will not be permitted to sell, or except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Additionally, the offering price may not reflect the market price of our shares after the offering. The absence of a trading market could make it more difficult or impossible for you to find a buyer to purchase your shares and exit from your investment in Wentworth III.

                  We may not be able to structure our acquisition to result in tax-free treatment for the companies or their shareholders, which could deter third parties from entering into certain business combinations with us or result in your being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both Wentworth III and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

                  The availability of our shares for sale could adversely affect our share price as there is a risk our promoters or affiliates could sell a sufficient volume of shares to lower the share price. The 150,000 shares of our common stock presently issued and outstanding as of the date hereof are held by our promoters or affiliates, are "restricted securities" as that term is defined under the Securities Act and in the future may be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their exemptions to the transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act. Investors should be aware that there is a risk that such sales pursuant to a registration statement filed under the Securities Act would have a depressive effect on the market price of our securities in any market which may develop for such securities. If our promoters or affiliates did not hold these shares, there would not be the same risk of a depressive effect on the price of the shares you hold.

                  The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive. The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the offering , the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, our relative requirements, and the current market conditions in the over-the-counter market. You are therefore bearing the risk that you are paying more for our shares than our shares are objectively worth or are valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate a business combination.

                  Our initial stockholders will retain significant control after the offering, and you may be unable to meaningfully influence the course of action of Wentworth III. If the offering is sold, our current stockholders will own seventy-five percent (75%) of our common stock and will be able to control substantially all matters requiring stockholder approval, including the election of directors and approval or rejection of significant corporate transactions. There is a risk that you will be unable meaningfully to influence the course of action followed by Wentworth III even if you communicate with our other stockholders. There is also a risk that the holders of the control block of shares will pursue an agenda which is beneficial to themselves at the expense of minority stockholders.

                  We intend to enter into only one business combination and investors will take the risk of the quality of the new management and of possible uncertainties and fluctuations in the target company's industry. Upon the successful acquisition of an operating business, we will, in all likelihood, be required to issue our common stock in the business combination transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.

                  We intend to qualify the common stock offering initially only in Colorado and New York State which creates a risk that you will be unable to sell your shares because of insufficient buyers. The initial market for the common stock will be limited. Therefore, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Wentworth III. There is also a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

                  Reimbursement of any expenses paid by management and payment to finders of finders' fees may be a criterion in the selection process of an acquisition candidate, and as such there is a risk that these criteria may influence the selection of a business combination candidate to the detriment of our stockholders. Although pursuant to an oral agreement with management, they are not entitled to seek or receive any finders' fee or consultant fee in connection with a business combination, they are not prohibited from seeking reimbursement from the acquisition target company of amounts advanced to Wentworth III prior to the closing of the acquisition. Finders we use to locate potential acquisition candidates will likely seek an agreement as to their finders fee with any candidate they deem suitable for presentation to us, and the amount of such fee will be a product of negotiation between us, the business combination candidate and the finder, and will be described in the post-effective amendment we will file relating to the proposed business combination, which post-effective amendment will include any related agreement as an exhibit. The right of management to seek reimbursement and finders to see finders' fees may result in a risk that acquisition candidates would be selected on the basis of their willingness to pay such fees and expenses, and not on the sole basis of maximizing return to stockholders.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rights and Protections under Securities Act Rule 419, and the Colorado Securities Act.
----------------------------------------------------------------------

                  Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the full amount of the proceeds of the offering will be released to us and the securities you purchased in the offering will be released to you only after we have met five basic conditions.

                  First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any, and which must also represent 50% of the gross proceeds of the offering pursuant to requirements of the Colorado Act.

                  Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us, including, payments to officers, directors, controlling shareholders or affiliates, the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

                  Third, we must mail to each investor, within five business days of the effectiveness of the post-effective amendment, a copy of the prospectus contained therein.

                  Fourth, in accordance with Rule 419(e)(2)(ii), the post-effective amendment must contain the terms of a reconfirmation offer with respect to which you will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor, or, alternately, to require the return of your funds, plus interest, from escrow. If you do not make a decision within 45 business days, your escrowed funds will be automatically returned to you, plus interest.

                  Fifth, we must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is closed, after which the escrow agent can release the funds in the escrow to us and the securities you purchased in the offering to you.

                  In accordance with the requirements of Rule 419(e)(2)(iv), if we do not complete an acquisition meeting specified criteria within 18 months from the date of this prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its 90-day limit, we will have only approximately 15 months in which to consummate a merger, an acquisition or another type of business combination.

                  Finally, in accordance with the requirements of Rule 419(d), if during the period in which we are offering our securities for sale a significant acquisition becomes probable, we will promptly file a post-effective amendment to this registration statement disclosing the information applicable to such acquisition. This information includes, among other things, information from appropriate industry guides, our financial statements, the financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.

Additional Rights and Protections under Colorado Securities Act.
----------------------------------------------------------------

                  In addition to the requirements of Rule 419, the Colorado Securities Act also requires that the proceeds be put in escrow. The Colorado Securities Act further requires that the proceeds of the offering not be removed from the escrow account until:

                  o 50% of the gross proceeds of the offering are committed to one or more specific lines of business; and

                  o The lapse of at least ten days after the receipt by the Colorado Securities Commissioner of a notice of the proposed release of the proceeds from escrow.

Rights and Protections under the Terms and Provisions of the Escrow Agreement.
------------------------------------------------------------------------------

                  In accordance with the above requirements, we are in the process of entering into an escrow agreement with Key Bank National Association, 3300 East First Avenue, Denver, Colorado 80206, as escrow agent and insured depositary institution, and Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as administrator, which provides that the proceeds of the offering are to be deposited into the escrow account maintained by the escrow agent promptly upon their receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                  All securities sold in the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon their issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account must remain in the name in which they are issued, and will be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. You may not transfer or dispose of any interest created in your securities in the escrow account other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act of 1974.

                  Pursuant to the escrow agreement, funds representing the subscription price of the 50,000 shares offered hereby will be held in a separate non-interest bearing escrow account until the completion of the "best efforts, all or none" offering. If that offering is not successfully completed within 90 days after the date of this prospectus, the funds in the non-interest bearing escrow account will be returned to the subscribers, without interest. If the offering is successfully completed, the escrow account will commence bearing interest on the funds and Wentworth III shall deposit stock certificates representing 50,000 shares into the escrow account. Upon the deposit of the stock certificates, the escrow agent will release to Wentworth III 10% of the funds held in the account. After the escrow agent receives a signed representation from Wentworth III that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419 and the Colorado Act, the funds in the escrow account will be released to Wentworth III. The escrow agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Rights to information.
----------------------

                  We have filed a registration statement relating to the shares with the Commission under the Securities Act. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at 650 So. Cherry Street, Suite 420, Denver, CO 80246, telephone (303) 320-1870.

                  We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

Right to prospectus delivery.
-----------------------------

                  Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                    DILUTION

                  Our net tangible book value as of March 31, 2002 was a deficit of $29,692. Our net tangible book value per share was ($.20). Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per share of common stock is $1.00, and net proceeds, after deducting the $5,000 which is permitted to be used to pay expenses, are $0.90 per share. The pro forma net tangible book value after the offering will be $14,821. The pro forma net tangible book value per share after the offering will be $0.07 per share. The shares purchased by investors in the offering will be diluted $0.93 or 93%. As of March 31, 2002, there were 150,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

                  The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per share...............................       $ 1.00
Net tangible book value per share before offering.............       $(0.20)
Pro-forma net tangible book value per share after offering....       $ 0.07
Pro-forma increase per share attributable to offered shares...       $ 0.27
Pro-forma dilution to public investors........................       $ 0.93

                  The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

                                                                   Approximate
                                Percentage                         Percentage
                  Shares        Total Shares     Total             Total
                  Purchased     Outstanding      Consideration     Consideration
                  ---------     ------------     -------------     -------------
New Investors      50,000       25%              $50,000           87%
Existing          150,000       75%              $7,500            13%
Shareholders
(1)

----------------

(1) We sold 150,000 shares of common stock prior to the offering at $0.05 per share. These shares are not being registered. See "Certain Transactions."

                                 USE OF PROCEEDS

                  Gross proceeds of the offering will be $50,000. All offering proceeds shall be placed in escrow until all of the shares are sold. Pursuant to Rule 419, after all of the shares are sold, we may and intend to have $5,000, representing 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released. The combined entity will have full discretion as to the use of the funds. The $5,000 released to us will be used to pay legal fees and expenses of the offering. Such legal fees and expenses of the offering amounted to $34,513 at March 31, 2002 and are included as deferred offering costs and accrued expenses in the accompanying balance sheet. The excess amount, if any, by which the fees and expenses exceed the cash available to us will be advanced by our management or deferred until closing of the business combination. No portion of the $5,000 is being used to pay debt. The debt to management incurred in connection with these offering fees and expenses will be repaid only on consummation of a merger or acquisition. Management will bear responsibility for existing liabilities of Wentworth III. Upon consummation of a merger transaction, up to an additional $20,000 of the proceeds of the offering may be used to reimburse management for any amounts paid for fees or expenses. If the total fees and expenses incurred by Wentworth III exceed $25,000, none of the remaining $25,000 received as proceeds from our offering will be used to reimburse management. We will seek to have the other party to a consummated merger transaction complete the reimbursement of management from other funds. No amounts will be paid with respect to salaries as our officers do not receive any salary based compensation. Currently, we have no other employees.

                  The Colorado Act requires that at least 50% of the gross proceeds of the offering be committed to one or more specific lines of business before the proceeds may be released from escrow. Therefore, any other party to a proposed business combination must be contributing assets or businesses with a value of at least $25,000 to any business combination before the Colorado Act would allow for a release of the escrowed funds.

                  Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $50,000, plus any dividends received, if any, but less any portion of the offering proceeds disbursed to us pursuant to Rule 419(b)(2)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419, will be released to us.

Escrowed funds pending                                    Percentage of net
business                                                   proceeds of the
combination (1)                Amount                         offering
                               ------                     -----------------

                               $45,000                           90%

                  (1) We expect to request release of 10% of the escrowed funds, or $5,000, pursuant to Rule 419.

                  While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination. Certain professionals, including Wentworth III's counsel, have agreed to defer a portion of their fees pending consummation of such a business combination. We estimate the total legal fees involved in the present offering to be approximately $30,000 and for a standard business combination to be approximately $50,000.

                  Our management may consider potential target businesses among its business associates. We intend to retain certain entities to act as "finders" to identify and analyze the merits of potential target businesses. Such finders may also communicate with other securities professionals, including attorneys and accountants, who represent potential target companies that may be considering going public.

                  Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Our Secretary will not receive any remuneration during this period for providing office space. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. Apart from retaining the "finders" described above, we are not presently considering hiring any individual as a consultant. However, we cannot rule out the need for outside consultants in the future. We have not made any decision regarding payment of these consultants, if any are hired. It is likely that any "finders" will be compensated through a payment consisting solely of our stock. If we make any arrangement or agreement with a finder after effectiveness of this registration statement, we will file a post-effective amendment to this registration statement which will:

                  o    Identify the finder;

                  o Providing required information on the plan of distribution and use of proceeds;

                  o    Revise disclosures in the registration statement; and

                  o Include the agreement with the finder as an exhibit to the registration statement.

                  Our present management will not make any loans from the $5,000, which constitutes 10% of the escrowed funds, nor will our present management borrow funds using either our working capital or the escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed. Once the escrowed funds are released, our management at that time can loan the proceeds or borrow funds and use the proceeds as security for a loan, on terms it deems appropriate.

                  Offering proceeds will be placed in escrow at Key Bank National Association, 3300 East First Avenue, Denver, Colorado 80206, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest bearing savings account or in short-term government securities as required by Rule 419.

                                 CAPITALIZATION

                  The following table sets forth our capitalization as of March 31, 2002, and pro forma as adjusted to give effect to the net proceeds from the sale of 50,000 shares in the offering.

                                                                   March 31, 2002
                                                                                      Pro-forma
                                                         Actual                    As Adjusted (1)
                                                -------------------------- ---------------------------
Long-term debt                                      $           0               $             0

Stockholders' equity:
Common stock, $.01 par value;
authorized 40,000,000 shares,
issued and outstanding
150,000 shares; and 200,000
shares, respectively                                $       1,500               $         2,000
Preferred stock, $.01 par value;
authorized 10,000,000 shares, no shares
issued and outstanding.                                        -0-                           -0-
Additional paid-in capital                          $       6,000               $        15,500
Deficit accumulated during the development
stage                                                      (2,679)                       (2,679)

Total stockholders' equity                          $       4,821               $        14,821
                                                    -------------               ---------------

Total capitalization                                $       4,821               $        14,821
                                                    =============               ===============

-------------------------


(1) Assumes receipt of proceeds of $50,000 and payment of a portion of the total costs of the offering in the amount of $10,920, of which $5,920 is to be paid from Wentworth III's treasury and $5,000 is to be paid from the proceeds of the offering. Total costs of the offering are estimated to be $40,000. The remaining $29,080 of costs of the offering will be advanced by management or deferred pending consummation of a business combination.

                           FORWARD LOOKING STATEMENTS

                  This registration statement contains forward looking statements. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by us or on our behalf. We disclaim any obligation to update forward looking statements. Prospective investors should also understand that under Section 27A(b)(2)(D) of the Securities Act, and
Section 21E(b)(2)(D) of the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with our offering.

                                PROPOSED BUSINESS

History and Organization
------------------------

                  We were organized under the laws of the State of Delaware on March 7, 2001. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have not conducted negotiations or entered into a letter of intent concerning any target business.

                  We are, based on proposed business activities, a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Plan of Operation
-----------------

                  We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

                  We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury. Investors purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. The reference to us as a "blank check" company is because investors will entrust their investment monies to our management without knowing the ultimate use to which their money may be put. Although all of the proceeds of the offering are intended to be utilized generally to effect a business combination, the proceeds are not otherwise presently designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks only of the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' initial contribution of capital.

                  During the next twelve months we anticipate incurring costs related to:

                  (i)   filing of Exchange Act reports,
                  (ii) filing of a post-effective registration statement amendment and related to the reconfirmation offer, upon identification of a suitable merger candidate and
                  (iii) costs relating to consummating a stockholder approved acquisition.

We believe will be able to meet these costs through the 10% of the funds raised in this offering which would be released to us prior to the reconfirmation offering, as well as through deferral of fees by certain service providers and additional amounts, as necessary, to be loaned to us by our management. These loans are in connection with our management's oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we will reimburse our management for any such payments out of the proceeds of that transaction.

                  We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

                  Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds. The Colorado Act further requires that the proceeds of the offering not be removed from the escrow account until:

                  (i) 50% of the gross proceeds of the offering are committed to one or more specific lines of business and
                  (ii) the lapse of at least ten days after the receipt by the Colorado Securities Commissioner of a notice of the proposed release of the proceeds from escrow.

To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we may obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

                  None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

                  Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

                  We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, and providing liquidity, subject to restrictions of applicable statutes, for all stockholders. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations
-----------------------------------

                  Our officers and directors will analyze or supervise the analysis of prospective business combinations. Our management intends to concentrate on preliminary prospective business combinations which may be brought to its attention through present associations and the use of finders. While we have not established definitive criteria for acquisition candidates, we intend to focus on candidates satisfying a significant number of the following criteria:

                  o  Two years of audited financial statements,

                  o  Five million dollars in annual revenue,

                  o  Positive cash flow,

                  o  Little or no debt,

                  o  Five million dollars in stockholders' equity and

                  o  Five or more employees.

                  In analyzing prospective business combinations, our management will also consider such matters as the following:

                  o  Available technical, financial, and managerial resources,

                  o  Working capital and other financial requirements,

                  o  History of operations, if any,

                  o  Prospects for the future,

                  o  Nature of present and expected competition,

                  o The quality and experience of management services which may be available and the depth of that management,

                  o The potential for further research, development, or exploration,

                  o Specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

                  o  The potential for growth or expansion,

                  o  The potential for profit,

                  o The perceived public recognition or acceptance or products or services and

                  o  Name identification and other relevant factors.

                  As a part of our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. It is anticipated that any finders retained will assist in these efforts; however, the ultimate investigation, analysis, decision and negotiation with respect to a potential target will reside with our management and board of directors.

                  Since we will be subject to Section 13 or 15 (d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend to voluntarily register with the Securities and Exchange Commission in order to file such reports.

                  We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

                  At present, we contemplate that at least one of the finders of business combinations for Wentworth III will be Keating Investments, LLC, a California limited liability company and a registered broker-dealer. Timothy J. Keating, the son of Kevin R. Keating, our President, is the Managing Member of, and holds approximately a 48% interest in, Keating Investments, LLC. Any other finder utilized by Wentworth III will be a registered broker-dealer, or exempt from such registration in connection with its activities related to Wentworth II, in accordance with the requirements of the Commission. There is currently no signed agreement between Keating Investments, LLC and the Company. Given the limited cash resources of Wentworth III, we anticipate that any fees to be paid to finders will be paid in equity of Wentworth III or through the cash resources of the target company. These fees will likely be negotiated among Wentworth III, the business combination target and the finder as part of any business combination agreement. We do not intend to enter into any arrangement with a finder obligating us to make any payments in the absence of a consummated business acquisition. As a result, it is not possible for us to currently estimate our costs in respect of any finder's fees. The Company will file a post-effective amendment identifying any finder or broker-dealer utilized in connection with a business combination, describing the material terms of any agreement with such finder or broker-dealer, addressing the compensation to be paid to such finder or broker-dealer, and including such agreement as an exhibit to the amendment.

Business Combinations
---------------------

                  In implementing a structure for a particular business combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

                  Any merger, acquisition or other business combination can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including investors in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

                  Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

                  The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

                  The structure of the business combination will depend on, among other factors:

                  o  The nature of the target business,

                  o Our needs and desires and the needs and desires of the persons controlling the target business,

                  o  The management of the target business and

                  o Our relative negotiating strength compared to the strength of the persons controlling the target business.

                  If at any time prior to the completion of the 90-day or shorter period of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

                  We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement required by Rule 419. This will allow our public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

                  We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees to such member. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed, and will not seek or approve any such change.

Competition
-----------

                  We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Determination of Offering Price
-------------------------------

                  The offering price of $1.00 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history. Among the factors considered by us in determining the offering price were:

                  o        Our lack of operating history,

                  o        Estimates of our business potential,

                  o        Our limited financial resources,

                  o The amount of equity desired to be retained by present stockholders,

                  o        The amount of dilution to the public and

                  o The general condition of the securities markets, specifically the over-the-counter market.

Investment Company Regulation
-----------------------------

                  The Investment Company Act defines an "investment company" as an issuer which is, or holds itself out as, being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

"Penny Stock" Regulation
------------------------

                  Broker-dealers participating in sales of our stock will be subject to the so called "penny stock" regulations covered by Rule 15g-9 under the Exchange Act. Under the rule, broker-dealers must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for a transaction in a penny stock, the broker or dealer must
(i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

                  A "penny stock" is any equity security other than a security
(i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1; (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than 15 months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may adversely affect the ability of broker-dealers to sell our securities.

Employees
---------

                  We presently have no employees apart from our management. Our President/Chief Financial Officer and Secretary are engaged in outside business activities and they anticipate that they each will devote to our business only between five and ten hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Facilities
----------

                  We are presently using the office of our Secretary, Spencer I. Browne, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we are not required to pay any rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

Recent Accounting Pronouncements
--------------------------------

                  In June 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations". SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and purchase business combinations for which the date of acquisition is July 1, 2001 or later. SFAS No. 141 would apply to any merger the Company enters into. Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 is required to be applied for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 142 as of January 1, 2002. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets. It also requires a test for impairment at least annually.

                                   MANAGEMENT

                  Our officers and directors and additional information concerning them are as follows:

Name                                       Age           Position
---------------------                      ---           ----------------------

Kevin R. Keating (1)                       61            President, Chief
                                                         Financial Officer and
                                                         Director

Spencer I. Browne (1)                      51            Secretary and Director


--------------------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.


                  Kevin R. Keating is an investment executive and for the past five (5) years has been the Branch Manager of the Vero Beach, Florida office of Brookstreet Securities Corporation. Brookstreet Securities is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration. Mr. Keating is a director of Wentworth II, Inc. and Wentworth III, and holds other directorships in the following reporting companies:
Wentworth I, Inc. and iVideoNow, Inc.

                  Spencer I. Browne is a principal of Strategic Asset Management, LLC, a privately owned investment firm which he founded in November 1996. Prior to that date Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988, until September 1996, Mr. Browne served as a President, Chief Executive Officer and a director of Asset Investors Corporation (AIC), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993, until September 1996. In 1999, AIC acquired Commercial Assets, Inc., and changed its name to American Land Lease, Inc. (ANL). In addition, from June 1990, until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado. Mr. Browne also has served as a director of Annaly Management, Inc., a New York Stock Exchange traded company, since 1997, Internet Commerce Corporation, a Nasdaq traded company, since October 2001 and Mego Financial Corp., a Nasdaq traded company, since January 2002. Mr. Browne received a Bachelor of

Economics degree from the University of Pennsylvania's Wharton School of Business in 1971, and attained a J.D. Degree, Cum Laude from Villanova University School of Law in 1974. Mr. Browne is a director of Wentworth III and Wentworth II, Inc., and holds other directorships in the following reporting companies: Annaly Mortgage Management, Inc., Internet Commerce Corporation, Mego Financial Corp. and iVideoNow, Inc.

Conflicts of Interest
---------------------

                  Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of Wentworth III. Because the officers and directors are engaged in other business activities, they anticipate that they will devote only a limited amount of time to our affairs.

                  Kevin R. Keating, our President, is, and he and other officers and directors will likely in the future become stockholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those to be conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of Wentworth III and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. Wentworth III does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to Wentworth III's proposed business operations. Spencer I. Browne is serving as an officer and director of Wentworth II, Inc., which, like Wentworth III, is also a "blank check" company.

                  The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Remuneration
------------

                  None of our officers or directors has received any cash remuneration since our inception. Officers will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Neither of the officers and directors intends to devote more than 20 hours a week to our affairs.

                  It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval.

                  No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Wentworth III for the benefit of its employees.

                  In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

                                                                               Long Term Compensation
                                                                               ----------------------
                                     Annual Compensation                      Awards              Payouts
                                     -------------------                      ------              -------
(a)               (b)           (c)          (d)        (e)             (f)        (g)               (h)           (i)
------------------------------------------------------------------------------------------------------------------------
                                                       Other                      Securities                       All
                                                       Annual        Restricted   Under-                          Other
Name and                                               Compen          Stock      lying             LTIP         Compen-
Principal                                              -sation        Award(s)    Options /        Payouts       sation
Position          Year        Salary ($)   Bonus ($      ($)            ($)       SARs (#)           ($)         ($)
---------         ----        ----------   --------    -------       ----------   ---------        -------       -------

Kevin R.          2001          0             0          0               0          0                 0            0
Keating,
President and
Chief Financial
Officer
------------------------------------------------------------------------------------------------------------------------

Kevin R.          2002          0             0          0               0          0                 0            0
Keating,
President and
Chief Financial
Officer
------------------------------------------------------------------------------------------------------------------------

Spencer I.        2001          0             0          0               0          0                 0            0
Browne,
Secretary
------------------------------------------------------------------------------------------------------------------------

Spencer I.        2002          0             0          0               0          0                 0            0
Browne,
Secretary
------------------------------------------------------------------------------------------------------------------------

Management Involvement
----------------------

                  We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact finders to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs. However, Spencer I. Browne will be responsible for distributing to stockholders written communications pertaining to Wentworth III and for responding to potential investor inquiries.

Management Control
------------------

                  Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

Prior Blank Check Companies Involvement
---------------------------------------

                  Kevin R. Keating, our President, is involved as an officer, director, founder, promoter and principal stockholder of Wentworth I, Inc. and Wentworth II, Inc., which are also blank check companies. Mr. Browne, our Secretary and a Director, is also involved as an officer, director, founder, promoter and principal stockholder of Wentworth II, Inc. Each of these individuals works to evaluate potential business combinations with respect to each of the blank check companies with which such individual is affiliated. It is anticipated that both Mr. Keating and Mr. Browne will be involved as officers, directors, founders, promoters and principal stockholders of other blank check companies in the future.

                  Kevin R. Keating holds 125,000 shares of common stock of Wentworth I, Inc., which he purchased at a price of $0.05 per share, for an aggregate purchase price of $6,250. After the offering of common stock by Wentworth I, Mr. Keating held 62.5% of the outstanding shares of stock of Wentworth I. Mr. Keating holds 90,000 shares of Wentworth II, Inc. which he purchased at a price of $0.05 per share for an aggregate purchase price of $4,500. He presently holds 60% of the outstanding shares of common stock of Wentworth II, but after the completion of that company's offering of common stock he will hold 45% of the outstanding shares of common stock of Wentworth
II. Mr. Keating has not yet disposed of any shares of common stock of Wentworth I or Wentworth II.

                  Spencer I. Browne holds 60,000 shares of Wentworth II, Inc. which he purchased at a price of $0.05 per share for an aggregate purchase price of $3,000. He presently holds 40% of the outstanding shares of common stock of Wentworth II, but after the completion of that company's offering of common stock he will hold 30% of the outstanding shares of common stock of Wentworth
II. Mr. Browne has not yet disposed of any shares of common stock of Wentworth
II. Mr. Browne also holds 25,000 shares of Wentworth I, Inc., which he purchased at a price of $0.05 per share for an aggregate purchase price of $1,250.00.

                  There have been no material payments to Mr. Keating or Mr. Browne in connection with any affiliation with the above mentioned blank check companies. In addition, there is currently no trading market for the securities of either Wentworth I or Wentworth II.

                         STATEMENT AS TO INDEMNIFICATION

                  Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under
Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

                  We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

                  Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently two holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All current shareholders are sophisticated investors. Current shareholders will own at least seventy-five percent (75%) of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase shares in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

                  Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less that $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                  Management intends to strongly consider a prospective business combination that will allow our securities to be traded without the aforesaid the "penny stock" limitations. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock upon a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/ listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

                  We cannot predict whether, upon a successful business combination, our securities will be exempt from the commission penny stock regulations for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. If our securities fail to qualify for the exemption or fail to qualify or meet to qualify the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

                  The offering price of $1.00 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were:

                  o Our lack of operating history,

                  o Estimates of our business potential,

                  o Our limited financial resources,

                  o The amount of equity desired to be retained by present
                    shareholders,

                  o The amount of dilution to the public and

                  o The general condition of the securities markets,
                    specifically the over-the-counter market.

                  Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an agreement for a business combination. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                         SHARES ELIGIBLE FOR FUTURE SALE

                  There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

                  The 150,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by certain of our officers, directors and promoters. These shares may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination , regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration.

                  We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                              CERTAIN TRANSACTIONS

                  Our management has made an oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we will reimburse our management for any such payments out of the proceeds of that transaction.

                  Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS

                  The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002, and as adjusted to reflect the sale of the shares in the offering, by

                  o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

                  o  each of our officers and directors; and

                  o  all of our directors and officers as a group.


                                   Shares Beneficially          Shares to be
                                       Owned Prior           Beneficially Owned
                                       to Offering             After Offering
                                  ---------------------      -------------------
       Name and Address of
        Beneficial Owner          Number        Percent      Number      Percent
        ----------------          ---------------------      -------------------

Total Officers and Directors      150,000        100.0      150,000         75.0
(two persons)
Kevin R. Keating                   90,000         60.0       90,000         45.0
Spencer I. Browne                  60,000         40.0       60,000         30.0


                  Kevin R. Keating is our President and Chief Financial Officer and one of our directors. Spencer I. Browne is our Secretary and one of our Directors. Both Kevin R. Keating and Spencer I. Browne may be deemed "Promoters" as that term is defined under the Securities Act. The address for both Mr. Keating and Mr. Browne is c/o Wentworth III, Inc., 650 So. Cherry Street, Suite 420, Denver, Colorado 80246.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

                  We are authorized to issue 40 million shares of common stock, $.01 par value per share, of which 150,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock
---------------------------

          (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

          (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

          (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

          (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

                  All shares of our common stock will be fully paid for and non-assessable when issued, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 75% of the outstanding shares of common stock and a greater percentage of our shares if they purchase shares in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock
---------------

                  We may issue up to 10,000,000 shares of our preferred stock, par value $.01 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Future Financing
----------------

                  In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders
-----------------------

                  We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

                  We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the evaluation, and potential consummation, of an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is located and the transaction and the offering is reconfirmed by our stockholders. We can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer Agent
--------------

                  We have appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as transfer agent for our shares of common stock.

                              PLAN OF DISTRIBUTION

Conduct of the Offering
-----------------------

                  We hereby offer the right to subscribe for 50,000 shares at $1.00 per share on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the shares.

                  Our Secretary, Spencer I. Browne, shall distribute prospectuses related to the offering. We estimate that they will distribute approximately 50 prospectuses, limited to acquaintances, friends and business associates.

                  Our Secretary, Spencer I. Browne, shall conduct the offering of the shares and shall only contact potential investors with whom he has a pre-existing relationship. He will not rely on the client list of Kevin R. Keating. Although he is an "associated person" of us as that term is defined in Rule 3a4-1 under the Exchange Act, he will not be deemed to be a broker because:


         (1) he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;

         (2) he will not be compensated in connection with his participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

         (3) he will not be an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

         (4) he shall restrict his participation to the following activities:

                  (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

                  (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

                  (c) performing ministerial and clerical work involved in effecting any transaction.

                  As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

                  We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to the completion of a business combination and reconfirmation by our stockholders of their offering and their approval of the business combination transaction. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of Subscribing
---------------------

                  Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date of the offering. Subscribers must pay $1.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "Key Bank National Association, Wentworth III, Inc. Escrow Account administered by Corporate Stock Transfer". The offering is being made on a "best efforts, all or none basis." Thus, unless all 50,000 shares are sold, none will be sold.

                  Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the shares offered hereby. Such purchases may be made in order to close the "all or none" offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

                  The offering will end upon the earlier of the receipt of subscriptions for 50,000 shares or 90 days from the date of this prospectus.

Escrow
------

                  The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. Initially funds received from investors will be held in a non-interest bearing account with an insured depositary institution. If in the 90-day offering period we are not successful in selling all of the 50,000 shares in the offering, the funds raised will be promptly returned to the investors, without interest. If we are successful, the escrow account will begin to bear interest and $5,000 of the funds will be released to cover a portion of our initial fees and expenses. The remaining funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account, other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to the reconfirmation offer, will be disbursed to Wentworth III for its operations.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us, and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act we will voluntarily register in order to continue to file such periodic reports. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

                  You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                LEGAL PROCEEDINGS

                  We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

                  Willkie Farr & Gallagher, New York, New York, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                                     EXPERTS

                  Our financial statements as of the period ended December 31, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Goldstein Golub Kessler LLP, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS



Table of Contents...................................................F-1
Independent Auditor's Report........................................F-2
Balance Sheets......................................................F-3
Statements of Operations............................................F-4
Statement of Stockholders' Equity...................................F-5
Statements of Cash Flows............................................F-6
Notes to Financial Statements.......................................F-7

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Wentworth III, Inc.

We have audited the accompanying balance sheet of Wentworth III, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wentworth III, Inc. as of December 31, 2001 and the results of its operations, and its cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered operating losses since its inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 24, 2002

                               WENTWORTH III, INC.
                          (a development stage company)

                                  BALANCE SHEET
--------------------------------------------------------------------------------------------------------------------------

                                                                          DECEMBER 31,               MARCH 31, 2002
                                                                              2001                    (UNAUDITED)
---------------------------------------------------------------          -------------              ---------------

ASSETS

Current assets:
     Cash                                                                $     7,020                $     5,920
---------------------------------------------------------------          -------------              ---------------
         TOTAL CURRENT ASSETS                                                  7,020                      5,920

Deferred offering costs                                                       11,144                     34,513
Deferred tax asset net of valuation allowance of $449 and $911
    respectively                                                                   -                          -
---------------------------------------------------------------          -------------              ---------------
         TOTAL ASSETS                                                    $    18,164                $    40,433
===============================================================          =============              ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued professional fees                                           $    11,144                $    35,612
     Accrued franchise taxes                                                     842                          -
---------------------------------------------------------------          -------------              ---------------
         TOTAL LIABILITIES                                                    11,986                     35,612

Stockholders' Equity:
     Preferred stock - $.01 par value; authorized 10,000,000
         shares, none issued
     Common stock - $.01 par value; authorized 40,000,000
         shares, issued and outstanding 150,000 shares                         1,500                      1,500
     Additional paid-in capital                                                6,000                      6,000
     Deficit accumulated during the development
       stage                                                                  (1,322)                    (2,679)
---------------------------------------------------------------          -------------              ---------------
         STOCKHOLDERS' EQUITY                                                  6,178                      4,821
---------------------------------------------------------------          -------------              ---------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $    18,164                $    40,433
===============================================================          =============              ===============


                         The accompanying notes and independent auditor's report
should be read in conjunction with the financial statements

                               WENTWORTH III, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

                                                        PERIOD FROM                               PERIOD FROM MARCH
                                                       MARCH 7, 2001                               7, 2001 (DATE OF
                                                    (DATE OF INCEPTION)    THREE-MONTH PERIOD    INCEPTION) TO MARCH
                                                   TO DECEMBER 31, 2001   ENDED MARCH 31, 2002         31, 2002
------------------------------------------------   --------------------   --------------------   -------------------
                                                                                          (UNAUDITED)
Interest income                                         $         20           $         17           $         37
------------------------------------------------   --------------------   --------------------   ------------------

Operating expenses:
     Professional fees                                             -                  1,099                  1,099
     Franchise taxes                                             842                      -                    842
     Other general and administrative
       expenses                                                  500                    275                    775
------------------------------------------------   --------------------   --------------------   ------------------
Total operating expenses                                       1,342                  1,374                  2,716
------------------------------------------------   --------------------   --------------------   ------------------
Net loss                                                $     (1,322)          $     (1,357)          $     (2,679)
================================================   ====================   ====================   ==================

Net loss per common share                               $      (0.01)          $      (0.01)          $      (0.02)
================================================   ====================   ====================   ==================

Weighted-average number of shares outstanding                150,000                150,000                150,000
================================================   ====================   ====================   ==================

                               WENTWORTH III, INC.
                          (a development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK
                                                     ----------------------                     DEFICIT
                                                     NUMBER                      ADDITIONAL   DURING THE
                                                       OF                         PAID-IN     DEVELOPMENT  STOCK-HOLDERS'
                                                     SHARES          AMOUNT       CAPITAL        STAGE        EQUITY
------------------------------------------------     --------       -------      ----------   ----------   --------------
Issuance of common stock                              150,000       $ 1,500      $ 6,000         -           $ 7,500

Net loss for the period from March 7, 2001 (date
   of inception) to December 31, 2001                   -             -            -           $(1,322)      (1,322)
------------------------------------------------     --------       -------      ----------   ----------   --------------

Balance at December 31, 2001                          150,000         1,500        6,000        (1,322)        6,178
------------------------------------------------     --------       -------      ----------   ----------   --------------

UNAUDITED:

Net loss for the three-months ended
   March 31, 2002                                       -             -            -            (1,357)      (1,357)
------------------------------------------------     --------       -------      ----------   ----------   --------------

Balance at March 31, 2002                             150,000       $ 1,500      $ 6,000       $(2,679)      $ 4,821
================================================     ========       =======      ==========   ==========   ==============

                         The accompanying notes and independent auditor's report
should be read in conjunction with the financial statements

                               WENTWORTH III, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

                                                        PERIOD FROM                               PERIOD FROM MARCH
                                                       MARCH 7, 2001                               7, 2001 (DATE OF
                                                    (DATE OF INCEPTION)    THREE-MONTH PERIOD    INCEPTION) TO MARCH
                                                   TO DECEMBER 31, 2001   ENDED MARCH 31, 2002         31, 2002
-------------------------------------------------  --------------------   --------------------   -------------------
                                                                                          (UNAUDITED)
Cash flows from operating activities:
  Net loss                                              $     (1,322)          $    (1,357)          $     (2,679)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Changes in operating assets and liabilities:
       Increase in accrued expenses                                                  1,099                  1,099
       Increase (decrease) in accrued
          franchise taxes                                        842                  (842)
-------------------------------------------------  --------------------   --------------------   -------------------
         Net cash used in operating
         activities                                             (480)               (1,100)                (1,580)
-------------------------------------------------  --------------------   --------------------   -------------------

Cash provided by financing activity - proceeds
from the issuance of common stock                              7,500                                        7,500
-------------------------------------------------  --------------------   --------------------   -------------------

Increase (decrease) in cash                                    7,020                (1,100)                 5,920
Cash at beginning of period                                    -                     7,020
-------------------------------------------------  --------------------   --------------------   -------------------

Cash at end of period                                   $      7,020           $     5,920           $      5,920
=================================================  ====================   ====================   ===================

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
ACTIVITY:

   Expense accrued for offering costs                   $     11,144           $    23,369           $     34,513
=================================================  ====================   ====================   ===================

                         The accompanying notes and independent auditor's report
should be read in conjunction with the financial statements

                                                           WENTWORTH III, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                                 NOTES TO FINANCIAL STATEMENTS
(INFORMATION PERTAINING TO THE THREE-MONTH PERIOD ENDED MARCH 31, 2002 AND TO THE PERIOD FROM MARCH 7, 2001 (DATE OF INCEPTION) TO MARCH 31, 2002 IS UNAUDITED)

1.    ORGANIZATION    Wentworth III, Inc. (the "Company") was  incorporated in
      AND             the State of Delaware on March7, 2001 for the purpose of
      OPERATIONS:     raising capital that is intended to be used in connection
                      with a merger, acquisition or other business combination with an operating business. On October 9, 2001, the Company issued 150,000 shares of $.01 par value common stock for $.05 per share, a total of $7,500. During 2001, the Company filed a registration statement on Form SB-2, under Rule 419 of the Securities and Exchange Commission
                      (the "SEC"), which has not yet been declared effective by the SEC.

                      The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results of the interim periods.

                      The Company is currently in the development stage. All activities of the Company to date relate to its formation, its public offering and subsequent public filings and to finding an acquisition target with which to consummate a business combination.

                      The proceeds of the initial public offering as well as the related securities purchased will be placed in an escrow account where they will remain until the consummation of any business combination under Rule 419. The Company may withdraw only 10% of the funds as working capital in order to seek acquisition opportunities or for other corporate purposes.

                      At the time the Company seeks stockholder approval of any potential merger, acquisition or other business combination, the Company will offer each of the initial investors the right, for a specific period of time, to reconfirm their investments and remain investors or, alternatively, to require the return of their funds, including interest if any, from the escrow account. Any investor not making a decision within the specific time period will automatically have their funds returned plus interest. The Company cannot consummate any business combination unless investors owning at least 80% of the funds reconfirm their investments.

                      As a result of limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Furthermore, there is no assurance that the Company will be able to successfully execute a business combination. If the Company does not complete a merger, acquisition or other business combination meeting specified criteria within 18 months of the date of the initial public offering, the Company will return all of the funds in the escrow account, plus interest in the escrow account.


                      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                      The financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash. The Company maintains cash in an account with a financial institution in an amount which, at times, may be in excess of the FDIC insured limit. The Company has not experienced any losses on such account and does not believe it is exposed to any significant risk with respect to cash.


                      Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. There are no dilutive options, warrants or other potential common stock outstanding during the period.


                      The preparation of financial statements in conformity with accounting principles generally accepted in the United
                      States of America requires the use of estimates by management. Actual results could differ from these estimates.

                      The Company does not believe that any recently issued but not-yet-effective accounting standards will have a material effect on the Company's financial position, results of operations or cash flows.

2.    CAPITAL         The  Company's  Certificate  of  Incorporation  authorizes
      STOCK:          the issuance of  50,000,000 shares of stock.  They are
                      divided  into  10,000,000  shares of  preferred  stock and
                      40,000,000  shares of common stock.  At December 31, 2001, none of the preferred  stock has been issued.  At December
                      31,  2001,  150,000  shares of the common  stock have been issued. In addition,  the Company will, in all likelihood,
                      issue  a  substantial   number  of  additional  shares  in
                      connection   with  a  merger,   acquisition   or  business
                      combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's current stockholders may occur.


3.    DEFERRED        Deferred  offering costs include legal and accounting fees
      OFFERING        incurred through the balance sheet date that are related
      COSTS:          to the offering and that will be charged to capital upon
                      the receipt of the proceeds of the capital raised.

4.    INCOME TAXES:   The Company has a net  operating  loss of $49 at December
                      31, 2001 available to offset taxable income through the year 2021.


                      The Company's deferred income tax assets are made up of the following:

                                              December 31, 2001  March 31, 2001
                                              -----------------  --------------
                                                                  (unaudited)
                      Start up costs             $     146          $     140

                      Accrued Expenses                 286                ---
                      Net operating loss                17                771
                      carryforwards
                      Valuation allowance             (449)              (911)
                                              -----------------  ---------------
                                                 $       0         $        0
                                              =================  =============


                      The differences between income taxes computed at the statutory federal rate of 34% and the provision for income taxes for all periods presented relates to the following:


                                                                     Percent
                                                                    of Pretax
                                                                     Amount
                      ----------------------------------------------------------

                      Provision at federal statutory rate               34%

                      Increase in valuation allowance                  (34)
                      ----------------------------------------------------------

                                                                       - 0 -%
                      ==========================================================



5.    GOING           The Company has no revenue to date and has incurred
      CONCERN:        operating  losses of $2,679 since inception  and has a
                      working  capital  deficiency of $29,692 at March 31, 2002.
                      Since  inception,  the Company has been dependent upon the receipt of capital  investment or other  financing to fund its continuing activities.  The Company has not identified any business  combination and therefore,  cannot ascertain with any degree of certainty the capital  requirements for any particular  transaction.  In addition,  the Company is
                      dependent   upon  certain   related   parties  to  provide
                      continued funding and capital resources. The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

                  Wentworth III is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification Wentworth III offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, Wentworth III generally agrees to indemnify each person who is a director or officer of Wentworth III, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with Wentworth III's by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws Wentworth III indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

                  Under the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law, no director of Wentworth III will be personally liable to Wentworth III or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of Wentworth III, or serving in such capacity for another entity at the request of Wentworth III, except for liability (i) for any breach of the director's duty of loyalty to Wentworth III or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. Wentworth III has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of Wentworth III's consummation of a business combination, including such consummations wherein Wentworth III is merged into or reorganized as a new entity.

                  The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also Wentworth III's Certificate of Incorporation and Bylaws, filed herewith as exhibits.

Item 25.          Expenses of Issuance and Distribution

                  The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee                                             $       250.00
Securities and Exchange Commission Registration Fee    $        11.95
Legal Fees                                             $    30,000.00
Accounting Fees                                        $     8,000.00
Printing and Engraving                                 $       500.00
Blue Sky Qualification Fees and Expenses               $       500.00
Miscellaneous                                          $       238.05
Transfer Agent Fee                                     $       500.00

TOTAL                                                  $    40,000.00

All expenses are estimated except for the Securities and Exchange Commission fee.

Item 26.  Recent Sales of Unregistered Securities

                  The registrant issued 150,000 shares of common stock on October 9, 2001, to Kevin R. Keating and Spencer I. Browne for cash consideration of $0.05 per share for an aggregate investment of $7,500. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

                  Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of the officers and directors of the Registrant. No services were performed by any purchaser as consideration for the shares issued.

                  All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our securities are accredited investors.

EXHIBITS

Item 27.

    **  3.1       Certificate of Incorporation

    **  3.2       By-Laws

    **  4.1       Specimen Certificate of Common Stock


    **  4.2       Escrow Agreement

    **  4.3       Form of Subscription Agreement


     *  5.1       Opinion of Counsel

     * 23.1       Accountant's Consent to Use Opinion

       23.2       Consent of Willkie Farr & Gallagher, included in Exhibit 5.1

   --------------------------
   * Filed with this amendment.
  ** Previously filed.


Item 28.

UNDERTAKINGS

                  The Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

                  (i)      To include any prospectus required by Section 10 (a)
                           (3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Wentworth III to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, Colorado, on July 22, 2002.



                                         WENTWORTH III, INC.

                                         By: /s/ Kevin R. Keating
                                             -----------------------------
                                             Kevin R. Keating, President

                  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Kevin R. Keating                                  Dated: July 22, 2002
--------------------------------------------
Kevin R. Keating
  President, Chief Financial Officer,
  Principal Accounting Officer, Director




/s/ Spencer I. Browne                                 Dated: July 22, 2002
--------------------------------------------
Spencer I. Browne
  Secretary, Director